Exhibit 99.1

For Immediate Release:  March 23, 2007

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces 2006 Fourth Quarter & Full Year Results

Results of Operations

Memphis, Tennessee…..March 23, 2007…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2006 fourth quarter and full year results of operations.  Net sales for the fourth quarter decreased 11.8%, to $24.2 million from the $27.4 million recorded during the fourth quarter of 2005.  Net sales for the full year 2006 decreased 8.2%, to $108.0 million from the $117.6 million recorded in 2005.  Adjusted EBITDA (defined below) for the fourth quarter decreased to $3.2 million from $8.6 million in the fourth quarter of 2005.  Adjusted EBITDA for the full year decreased to $23.8 million from $36.0 million in 2005.  The Company recorded a net loss for the 2006 fourth quarter and year-to-date periods of $4.6 million and $10.8 million, respectively.  During the comparable fourth quarter and year-to-date periods of 2005 the Company recorded a net loss of $0.6 million and $0.5 million, respectively.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “Our full year sales decline of approximately 8% is clearly disappointing, following the record level of revenue set in 2005.  The overall golf industry proved to be quite challenging during 2006, and especially difficult during the second half of the year.  As a component supplier, we are closely tied to the success of new product launches introduced into the market by the leading golf equipment companies, and we are particularly sensitive to product introductions in the iron, wedge and putter categories that use a high percentage of premium steel golf shafts.  These areas of the market were especially hard hit by the lack of new golf club introductions during 2006, as the product lines from several key OEMs were in the later stages of their product lifecycles.  Against this backdrop, we did execute on several key initiatives intended to improve sales and diversify our revenue base.  Our graphite golf sales for 2006 were within $0.5 million of their highest level in over five years.  This is the direct result of our continued strength in the premium branded segment of the graphite market with successful products such as our Grafalloy ProLaunchTM series, as well as our strategic expansion into the stock OEM graphite iron shaft category during the past two years.  In addition, the fourth quarter proved to be the best in the history for our growing performance sports business, bringing total year sales to approximately $9 million, and representing a 31% increase over the 2005 total.  Our diversification into the hockey and cycling markets continues to drive the revenue gains in this area of our business.”

Mr. Hennessy continued, “The overall decline in revenue had a corresponding impact on our profitability, both in terms of reduced volume and the impact of certain fixed costs spread over fewer units being produced in our manufacturing facilities.  In addition, our gross profit percentage was negatively impacted by both a shift in product mix sold and significant commodity inflation during the year.  In terms of product mix, the sales momentum we are seeing in our graphite golf and performance sports categories certainly brings dollars to the bottom line, but as a percentage of net sales they are somewhat less profitable than our premium steel shaft product lines.  Compounding this mix influence on our bottom line, we also saw continued commodity inflation during 2006 in nearly all of our key raw material and energy sources.  Most prominently, we were subject to an industry wide tightening in the supply of carbon fiber, and a corresponding increase in price per pound for this important raw material which is used in graphite golf shafts, hockey sticks and lightweight bicycle components.  We reacted to these pressures by instituting a number of cost control and productivity programs throughout our organization, many of which will provide benefits for years to come, even as these commodities return to more realistic pricing levels.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “Many of us in the golf industry are pleased to see 2006 put behind us, and we remain excited about the potential for the coming year.  The number of new product launches planned from key golf equipment manufacturers is higher than it was in 2006, and we believe this, along with the sales of Royal Precision products related to our 2006 acquisition, will provide a level of increased revenue in our premium steel category.  There will, however, be some timing issues as we track through 2007 and additional OEMs launch their new clubs into the market.  We anticipate the first half of the year sales to be relatively comparable to 2006, as sales for the first half of last year were reasonably strong.  However, our current expectations are for a much improved second half, driven by new club launches as well as continued momentum and marketshare gains in our performance sports business, where we are again targeting double digit growth.  In addition, the initial demand for our recently introduced Grafalloy EPICTM shafts has been very favorable, and this revolutionary new technology platform could also contribute substantially to our 2007 sales and beyond.”

Mr. Hennessy continued, “The combined effect of volume declines, unfavorable product mix and commodity inflation resulted in a completely unacceptable read-through to EBITDA during 2006, and we have begun strategic initiatives to address each of these critical profitability drivers during 2007.  Considering current market conditions, and based on certain purchase price agreements for 2007, we believe that, with the exception of nickel, our overall material and energy costs for 2007 should be flat to slightly down versus

2006.  Nickel is a commodity that has had significant inflation in recent weeks, and in response we are increasing our efforts towards conservation, productivity and recovery programs.  At current market levels, however, this key raw material could have a negative impact on our first half gross profit margins.  Considering all profit drivers, even with the recent spike in nickel pricing, we remain optimistic that on a full year basis we will be improving on the unacceptable gross profit and EBITDA margins delivered in 2006.”

Commenting on the Company’s most recent acquisition, that of CN Precision in Suzhou, China, Mr. Hennessy said, “As the golf market expands globally, and our customers continue to use golf club assemblers in Southeast Asia, we recognized that True Temper could no longer operate efficiently with only one steel golf shaft manufacturing location.  To address this need we have recently announced the acquisition of a steel golf shaft manufacturing company just outside Shanghai, China.  This is a startup operation, and we will spend a considerable amount of the year commissioning the plant and beginning production trial runs.  It is a complicated and technical process to manufacture the best steel golf shafts in the world, but we are confident that we will be manufacturing product in our new China facility before the end of 2007, and we look forward to ramping up production at that location over the next two to three years.  This expansion of capacity will enable True Temper to better serve the global golf equipment companies by improving our international supply chain, and will help to position us closer to the expanding Asian market for golf equipment.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Monday, March 26, 2007 at 2:00pm Eastern Time.  Interested parties may participate by calling 888-946-7793 or 517-308-9015 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00pm Eastern Time on March 26, 2007 until 11:59pm Eastern Time on April 2, 2007.  The replay may be accessed by calling 800-944-7052 or 402-220-3505.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission, and recently in item 1A, Risk Factors, in our 2006 Annual Report on Form 10-K.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Fourth Quarter Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
NET SALES	$24,181	$27,406	$21,515
Cost of sales	18,578	16,737	26,064
GROSS PROFIT	5,603	10,669	(4,549)
Selling, general and administrative expenses	3,466	2,927	3,007
Amortization of intangible assets	3,648	3,472	10,984
Business development, start-up and transition costs	525	36	243
Impairment charge on long-lived assets	—	357	—
OPERATING INCOME (LOSS)	(2,036)	3,877	(18,783)
Interest expense, net	5,363	4,697	4,701
Other expenses (income), net	12	2	14
LOSS BEFORE INCOME TAXES	(7,411)	(822)	(23,498)
Income tax benefit	(2,765)	(263)	(8,976)
NET LOSS	$(4,646)	$(559)	$(14,522)

	Successor Company			Predecessor Company
	Years ended		Period from March 15 To	Period from January 1
	December 31,	December 31,	December 31,	To March 14,
	2006	2005	2004	2004
NET SALES	$108,005	$117,594	$78,120	$20,247
Cost of sales	73,194	70,362	60,104	11,871
GROSS PROFIT	34,811	47,232	18,016	8,376
Selling, general and administrative expenses	14,226	14,660	9,520	3,635
Amortization of intangible assets	14,343	13,840	10,984	—
Business development, start-up and transition costs	2,688	208	738	100
Transaction and reorganization expenses	—	—	25	5,381
Impairment charge on long-lived assets	—	357	—	—
Loss on early extinguishment of long-term debt	—	—	—	9,217
OPERATING INCOME (LOSS)	3,554	18,167	(3,251)	(9,957)
Interest expense, net	20,525	18,631	13,491	2,498
Other expenses (income), net	75	(31)	72	(2)
LOSS BEFORE INCOME TAXES	(17,046)	(433)	(16,814)	(12,453)
Income tax (benefit) expense	(6,279)	33	(6,350)	(2,845)
NET LOSS	$(10,767)	$(466)	$(10,464)	$(9,608)

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED BALANCE SHEETS

(Unaudited)
(Dollars in thousands)

	Successor Company
	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash	$3,055	$4,733
Receivables, net	16,819	17,949
Inventories	23,208	19,633
Prepaid expenses and other current assets	2,731	2,591
Deferred tax assets	1,381	1,781
Total current assets	47,194	46,687
Property, plant and equipment, net	14,482	12,210
Goodwill	150,883	150,883
Intangible assets, net	133,262	132,629
Deferred financing costs	6,367	6,504
Other assets	1,511	923
Total assets	$353,699	$349,836

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$1,257	$245
Accounts payable	6,697	4,410
Accrued expenses and other current liabilities	9,904	9,896
Total current liabilities	17,858	14,551
Deferred tax liabilities	206	6,312
Long-term debt, net of current portion	239,149	220,480
Pension and post-retirement obligations	6,204	8,729
Total liabilities	263,417	250,072

STOCKHOLDER’S EQUITY
Common stock—par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	111,943	111,943
Accumulated deficit	(21,697)	(10,930
Accumulated other comprehensive income (loss)	36	(1,249
Total stockholder’s equity	90,282	99,764
Commitments and contingent liabilities (See Note 12)	—	—
Total liabilities and stockholder’s equity	$353,699	$349,836

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
(Dollars in thousands)

	Successor Company			Predecessor Company
	Years ended December 31,		Period from March 15 To December 31,	Period from January 1 To March 14,
	2006	2005	2004	2004
OPERATING ACTIVITIES
Net loss	$(10,767)	$(466)	$(10,464)	$(9,608)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,616	2,725	2,420	671
Amortization of deferred financing costs	1,387	1,449	1,034	109
Amortization of intangible assets	14,343	13,840	10,984	—
Inventory fair value adjustment recorded in cost of sales	—	—	11,663	—
Loss on disposal of property, plant and equipment	—	300	40	—
Transaction and reorganization expenses	—	—	25	5,381
Loss on early extinguishment of long-term debt	—	—	—	9,217
Deferred income taxes	(6,492)	(201)	(6,432)	(2,898)
Changes in operating assets and liabilities, net of acquisitions:
Receivables, net	1,130	(3,371)	(255)	1,273
Inventories	(2,975)	2,277	(3,454)	(2,800)
Prepaid expenses and other assets	(140)	(514)	(463)	(68)
Accounts payable	2,287	54	(2,015)	1,379
Accrued interest	(34)	(38)	3,761	1,993
Other assets and liabilities	(414)	(119)	(142)	(1,667)
Net cash provided by operating activities	941	15,936	6,702	2,982
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4,888)	(2,612)	(1,232)	(330)
Proceeds from sales of property, plant and equipment	—	784	50	—
Purchase of other assets	(15,450)	—	—	—
Other investing activity	(126)	(203)	—	—
Net cash used in investing activities	(20,464)	(2,031)	(1,182)	(330)
FINANCING ACTIVITIES
Proceeds from issuance of bank debt	23,000	—	110,000	—
Proceeds from issuance of Senior Subordinated Notes	—	—	125,000	—
Principal payments on bank debt	(3,319)	(12,000)	(2,275)	(7,700)
Repay bank debt, including accrued interest	—	—	(6,335)	—
Call senior subordinated notes, including accrued interest and call premiums	—	—	(109,160)	—
Payment of debt issuance costs	(1,250)	—	(8,678)	—
Distribution of net equity to selling shareholders	—	—	(102,518)	—
Transaction and reorganization expenses, including cash payments for direct acquisition costs	—	—	(10,805)	(463)
Other financing activity	(586)	(509)	(248)	(42)
Net cash provided by (used in) financing activities	17,845	(12,509)	(5,019)	(8,205)
Net increase (decrease) in cash	(1,678)	1,396	501	(5,553)
Cash at beginning of period	4,733	3,337	2,836	8,389
Cash at end of period	$3,055	$4,733	$3,337	$2,836

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus business development, start-up and transition costs, transaction and reorganization expenses, impairment charges on long lived assets, the 2004 inventory fair value adjustment, loss on early extinguishment of long-term debt, initial Sarbanes-Oxley compliance costs, and management service fees.  Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Fourth Quarter Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
Operating income (loss)	$(2,036)	$3,877	$(18,783)
Plus:
Depreciation	850	700	749
Amortization of intangible assets	3,648	3,472	10,984
EBITDA	2,462	8,049	(7,050)
Plus:
Business development, start-up and transition costs	525	36	243
Impairment charge on long lived assets	—	357	—
Inventory fair value adjustment recorded in costof sales	—	—	11,663
Sarbanes-Oxley initial compliance costs	105	—	75
Management services fee	125	125	125
Adjusted EBITDA	$3,217	$8,567	$5,056

	Successor Company	Successor Company	Successor Company	Predecessor Company
	Year Ended December 31,	Year Ended December 31,	Period from March 15 To December 31,	Period from January 1 To March 14,
	2006	2005	2004	2004
Operating income (loss)	$3,554	$18,167	$(3,251)	$(9,957)
Plus:
Depreciation	2,616	2,725	2,420	671
Amortization of intangible assets	14,343	13,840	10,984	—
EBITDA	20,513	34,732	10,153	(9,286)
Plus:
Business development, start-up and transition costs	2,688	208	738	100
Transaction and reorganization expenses	—	—	25	5,381
Impairment charge on long lived assets	—	357	—	—
Inventory fair value adjustment recorded in costof sales	—	—	11,663	—
Loss on early extinguishment of long-term debt	—	—	—	9,217
Sarbanes-Oxley initial compliance costs	115	219	75	—
Management services fee	500	500	392	108
Adjusted EBITDA	$23,816	$36,016	$23,046	$5,520

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	Fourth Quarter Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
Adjusted EBITDA	$3,217	$8,567	$5,056
Cash interest payments	(2,721)	(1,802)	(1,428)
Cash income tax payments	(193)	(159)	(145)
Business development, start-up and transition costs	(525)	(36)	(243)
Management services fee	(125)	(125)	—
Changes in working capital requirements and other	(1,373)	(1,018)	(3,835)
Net cash provided by (used in) operating activities	$(1,720)	$5,427	$(595)

	Successor Company	Successor Company	Successor Company	Predecessor Company
	Year Ended December 31,	Year Ended December 31,	Period from March 15 To December 31,	Period from January 1 To March 14,
	2006	2005	2004	2004
Adjusted EBITDA	$23,816	$36,016	$23,046	$5,520
Cash interest payments	(19,391)	(17,330)	(8,789)	(348)
Cash income tax payments	(213)	(147)	(89)	(174)
Business development, start-up and transition costs	(2,688)	(208)	(738)	(100)
Management services fee	(500)	(500)	(250)	(108)
Changes in working capital requirements and other	(83)	(1,895)	(6,478)	(1,808)
Net cash provided by operating activities	$941	$15,936	$6,702	$2,982